Exhibit 21

Subsidiaries of Digital Angel Corporation (all 100% owned except Signature Industries Limited)

1.                                       Digital Angel Holdings, LLC, a Minnesota limited liability company

2.                                       Digital Angel Technology Corporation, a Delaware corporation

3.                                       Fearing Manufacturing Co., Inc., a Minnesota corporation

4.                                       Timely Technology Corporation, a California corporation

5.                                       Signature Industries Limited, formed under the laws of the United Kingdom (90.9% owned)

6.                                       OuterLink Corporation, a Delaware corporation

7.                                       DA International, Inc., a Minnesota corporation, and its subsidiaries, Digital Angel S.A. and Digital Angel do Brasil Produtos de Informatica LTDA

8.                                       DSD Holding A/S, formed under the laws of Denmark, and its subsidiaries, Daploma International A/S and Digitag A/S